Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-199960) pertaining to the 2014 Equity Incentive Plan and the 2010 Equity Incentive Plan of INC Research Holdings, Inc. and subsidiaries;

(2)	Registration Statement (Form S-8 No. 333-212154), pertaining to the 2016 Employee Stock Purchase Plan and the 2014 Equity Incentive Plan of INC Research Holdings, Inc. and subsidiaries; and

(3)	Registration Statement (Form S-3ASR No. 333-208286) of INC Research Holdings, Inc. and subsidiaries;

of our reports dated February 24, 2016, with respect to the consolidated financial statements of INC Research Holdings, Inc. and subsidiaries as of and for the two years ended December 31, 2015 included in the Annual Report (Form 10-K) of INC Research Holdings, Inc. and subsidiaries for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 27, 2017